UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007

PERFORMANCE TECHNOLOGIES, INCORPORATED

Commission file number 0-27460

Incorporated pursuant to the Laws of the State of Delaware

Internal Revenue Service – Employer Identification No. 16-1158413

205 Indigo Creek Drive, Rochester, New York 14626

(585)256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

Effective as of December 29, 2007, Performance Technologies, Incorporated (the “Registrant”) renewed its $5,000,000 credit agreement with JPMorgan Chase Bank, N.A., on substantially the same terms as contained in its prior credit agreement and which terms have previously been disclosed in the Registrant’s Form 10-K for the year ended December 31, 2006. The renewed agreement expires December 28, 2008.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 21, 2007, the Registrant’s Board of Directors approved an amendment to the Registrant’s by-laws to comply with a NASDAQ requirement to provide for both certificate and non-certificate represented shares.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

(99.1) Extension of Credit Agreement with JPMorgan Chase Bank, N.A.

(99.2) Amendment to By-Laws of Performance Technologies, Incorporated

Exhibit 99.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (this "Second Amendment”) is made effective as of December 29, 2007 by and between JPMorgan Chase Bank N.A., a national banking association (the “Bank”) and Performance Technologies, Incorporated, a Delaware corporation (the "Borrower") and is to the Credit Agreement between the parties dated December 30, 2005 as amended by that certain Amendment to Credit Agreement dated as of December 29, 2006 (the "Agreement"). Terms used but not otherwise defined in this Second Amendment shall have the meaning ascribed to those terms in the Agreement.

In consideration of One Dollars ($1.00) and other good and valuable consideration, each to the other in hand paid, the Bank and the Borrower hereby agree to amend the Agreement as follows:

1. The definition of "Effective Extension Date" shall be amended to mean December 30, 2007.

2. Except as specifically amended by this Second Amendment, all other terms, covenants, conditions and stipulations contained in the Agreement are hereby ratified and confirmed in all respects, and shall continue to apply with full force and effect.

3. The Borrower hereby represents and warrants to the Bank that (i) the covenants, representations and warranties set forth in the Agreement are true and correct on and as of the date of execution hereof as if made on and as of said date and as if each reference therein to the Agreement were a reference to the Agreement as amended by this Second Amendment; (ii) no Event of Default specified in the Agreement and no event which, with the giving of notice or lapse of time or both, would become such an Event of Default has occurred and is continuing, (iii) since the date of the Agreement there has been no material adverse change in the financial condition or business operations of the Borrower which has not been disclosed to Bank; and (iv) the making and performance by the Borrower of this Second Amendment have been duly authorized by all necessary corporate action.

4. This Second Amendment shall become effective as of the date set forth above when and only when Bank shall have received counterparts of this Second Amendment executed by Borrower and Bank.

5. The Borrower agrees to pay on demand all costs and expenses of Bank in connection with the negotiation, preparation, execution and delivery of this Second Amendment and the other documents related hereto, including the costs, reasonable fees and out of pocket expenses of legal counsel for Bank (including, without limitation, costs, fees and charges allocated by its internal legal department).

6. This Second Amendment shall be governed and construed in accordance with the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.

IN WITNESS WHEREOF, the Borrower and the Bank by their duly authorized officers, have executed this Second Amendment as of the day and year first above written.

PERFORMANCE TECHNOLOGIES INCORPORATED

By: /s/ Dorrance W. Lamb

Dorrance W. Lamb

Senior Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A.

By: /s/ Thomas C. Strasenburgh

Thomas C. Strasenburgh

Vice President

Exhibit 99.2

AMENDMENT TO BY-LAWS

-of-

PERFORMANCE TECHNOLOGIES, INCORPORATED

Article VI, Section 1 and Article VI, Section 4 of the By-laws shall be replaced in their entirety and amended to read as follows:

Section 1. Every holder of stock in the Corporation shall be entitled to a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

The Corporation may issue securities that are not represented by physical certificates and does not prohibit such issuances. The securities may be directly registered with the Corporation’s transfer agent.

Section 4. Upon transfer to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. In the case of uncertificated shares, the registered holder of the shares or the registered holder’s duly authorized attorney or legal representative shall provide proper transfer instructions to the transfer agent and shall comply with appropriate procedures for transferring the shares in uncertificated form.